Exhibit 99.1

Checkers Drive-In Restaurants, Inc. to Announce First Quarter 2005 Earnings

TAMPA, Fla., April 29 /PRNewswire-FirstCall/ -- Checkers Drive-In Restaurants, Inc. (Nasdaq: CHKR) today announced that Chief Executive Officer and President Keith E. Sirois, and Chief Financial Officer S. Patric Plumley will conduct a conference call on Thursday, May 5, 2005 at 5:00 pm (ET) to discuss the Company’s financial results for the fiscal first quarter ended March 28, 2005. The Company is scheduled to release its financial results on Thursday, May 5, 2005 at the market close.

The webcast will be distributed over CCBN’s Investor Distribution Network. Individual investors can listen to the call at http://www.fulldisclosure.com and institutional investors can access the call via CCBN’s password-protected event management site at http://www.streetevents.com . It can also be accessed at http://www.checkers.com .

The discussion can be listened to live, toll free by dialing (800) 374-2431, or for international callers (706) 634-8054. A conference call replay will be available until May 12, 2005 by dialing (800) 642-1687 or for international callers (706) 645-9291. The Conference ID for the replay is 5845435.

About Checkers Drive-In Restaurants, Inc.

Checkers Drive-In Restaurants, Inc. franchises and operates Checkers restaurants and Rally’s restaurants. It is the largest chain of double drive- thru restaurants in the United States.

Except for historical information, this announcement contains “forward-looking” and “Safe Harbor” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995.

CONTACT:	Brad Cohen
Investor Relations
(203) 682-8211